United States
                       SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004


                                   FORM 8 - K
                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934




        Date of Report (Date of earliest event reported): April 18, 2002



                                PITNEY BOWES INC.



                         Commission File Number: 1-3579




State of Incorporation                      IRS Employer Identification No.
        Delaware                                         06-0495050





                               World Headquarters
                        Stamford, Connecticut 06926-0700
                        Telephone Number: (203) 356-5000

Item 5 - Other Events.

The registrant's press release dated April 18, 2002 regarding its financial results for the period ended March 31, 2002 including consolidated statements of income and selected segment data for the three months ended March 31, 2002 and 2001, and consolidated balance sheets at March 31, 2002, December 31, 2001 and March 31, 2001 are attached.

The Company is clarifying the last sentence that appears on page two of its Notice of 2002 Annual Meeting and Proxy Statement. As originally filed and mailed, it stated that a broker holding shares in "street" name may vote shares on all agenda proposal items even without instructions from the beneficial owner of the shares. The corrected statement is: "Under New York Stock Exchange rules, if your broker holds your shares in its `street' name, the broker may vote your shares on proposals 1 and 2 even if it does not receive instructions from you. Your broker may not vote on proposal 3 unless it receives instructions from you."

Item 7 - Financial Statements and Exhibits.

c. Exhibits.

The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit                Description
-------     --------------------------------------------------------------------

    (1)       Pitney Bowes Inc. press release dated April 18, 2002.

                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                PITNEY BOWES INC.

April 19, 2002


                                   /s/ B.P. Nolop
                                   ----------------------------
                                   B. P. Nolop
                                   Executive Vice President and
                                   Chief Financial Officer
                                   (Principal Financial Officer)


                                   /s/ A.F. Henock
                                   -----------------------------
                                   A. F. Henock
                                   Vice President - Finance
                                   (Principal Accounting Officer)

                                                                  EXHIBIT 1
                                                                  ---------

FOR IMMEDIATE RELEASE
---------------------


            PITNEY BOWES MEETS EARNINGS TARGET FOR FIRST QUARTER 2002
            ---------------------------------------------------------

            o Diluted Earnings Per Share of 53 Cents
            o Revenue Growth of 9%
            o Free Cash Flow of $189 Million Excluding Special Items


         STAMFORD, Conn., April 18, 2002 - Pitney Bowes Inc. (NYSE: PBI) today announced diluted earnings per share of 53 cents for the first quarter, which is consistent with previous guidance. This compares to 53 cents in 2001, excluding the impact of a restructuring charge, and 42 cents including the impact of the restructuring charge.
         Revenue grew by nine percent to $1.0 billion. Excluding the impact of foreign currency, revenue grew 10 percent.
         Net income for the first quarter 2002 was $129.5 million and free cash flow for the quarter was $189 million excluding payments related to special items from the prior year. Including special items, free cash flow was $168 million. The company repurchased 1.7 million shares during the quarter, leaving $228 million of authorization for future share repurchases.
         In describing the company's quarterly performance, Pitney Bowes Chairman and Chief Executive Officer Michael J. Critelli noted, "Our business delivered results in line with previous guidance, despite the effects of weak economies across many of our major markets around the world. During the quarter, some customers continued to delay their new purchase and upgrade decisions, especially for higher priced equipment. However, while the economic environment is difficult, it also highlights now more than ever, the value of our integrated mail and document management solutions for customers of all sizes. In addition, customers are more aware of the additional security our mailing systems and outsourcing services can provide to their operations."

                                      (2)

         "We are very pleased with the progress we have made integrating our recent acquisitions into the business and the resulting synergies. During the quarter, we also significantly enhanced our positioning for long-term growth with the introduction of several new products from each of our businesses. We also continued our steady stream of secure, technologically advanced, cost-effective solutions. Global Mailing introduced two new products to help businesses process their mail more efficiently: the U580 Mail Processor for the creation and distribution of professional looking mail, and the OfficeRight(TM) Mailer which saves time and money by automating envelope-inserting for low-volume mailings. Pitney Bowes Management Services announced a three-tiered, secure mail-handling service to match leading-edge technology and expertise with the customers' desired level of security. Document Messaging Technologies introduced a new high speed sorter, Olympus(TM) II MT, designed to enhance efficiency for high-volume pre-sort service bureaus and commercial mail centers, and received industry analyst Giga Information Group's highest rating for an electronic presentment and payment solution."
         "We also continued to implement improvements in our customer-facing processes which will enhance our ability to deliver a quality customer experience while at the same time reducing our cost structure."
         Mr. Critelli continued, "Pitney Bowes is about to enter an exciting phase in both the company's and the mailing industry's history. Later this month, we will introduce a new family of digital, networked mailing systems that will for the first time provide all our customers, as well as postal carriers, with convenient access to valuable postal services and information to help them manage their mail and document flow more effectively, securely and cost-efficiently than was ever possible. Our knowledge base, experience, constant innovation, and infrastructure upgrades make us well positioned to broaden our participation in the $900 billion mail stream market."

                                      (3)

        The Global Mailing Segment includes worldwide revenue and related expenses from the sale, rental and financing of mail finishing, mail creation and shipping equipment, related supplies and services, postal payment solutions, small business solutions and software. In the first quarter, Global Mailing revenue increased three percent while operating profit declined one percent. Excluding revenue from the recent acquisitions of Bell & Howell's international operations and Secap SA, and foreign currency impacts, Global Mailing revenue was down one percent when compared to the prior year.
         Global Mailing's business in the U.S. faced a similar business environment as in the fourth quarter. Also, it experienced a shift in product mix to lower margin products and services, resulting in slightly lower operating profit.
         Within the Global Mailing segment, international mailing's double-digit revenue growth was supported by recent acquisitions and improving business trends in the UK. However, international revenues were adversely impacted by declines in revenue in both Canada and Germany.
         The Enterprise Solutions Segment includes Pitney Bowes Management Services (PBMS) and Document Messaging Technologies (DMT). Revenues from Management Services include facilities management contracts for advanced mailing, reprographic, document management and other added-value services to large enterprises. Revenues from Document Messaging Technologies include sales, service and financing of high speed, software-enabled production mail systems, sorting equipment, incoming mail systems, electronic statement, billing and payment solutions, and mailing software. The Enterprise Solutions segment reported revenue growth of 26 percent and a decline in operating profit of seven percent.
         PBMS reported revenue growth of 37 percent to $234 million when compared to the prior year, and operating profit growth of 66 percent. Excluding the revenue from the recent acquisition of Danka Services International (DSI), PBMS revenue was flat for the quarter. Contraction in the financial services and technology industries had an adverse impact on PBMS' growth. However, there continues to be strong interest among many large enterprises for integrated mailroom and document management services as they seek enhanced operating efficiencies and security.

                                      (4)

         DMT reported revenue of $57 million for the quarter, a decline of three percent from the prior year, with a substantially greater decline in operating profit. Slower placements of high margin equipment, an increase in lower margin service revenue and continued investment in new product development contributed to the decline in operating profit during the quarter.
         Total Messaging Solutions, the combined results of the Global Mailing and Enterprise Solutions segments, showed a nine percent increase in revenue and a two percent decline in operating profit.
         The Capital Services Segment includes primarily asset- and fee-based income generated by financing or arranging transactions of critical large-ticket customer assets. Revenue for the quarter declined three percent while operating profit increased 12 percent, which is consistent with the company's ongoing objective to shift to fee-based transactions.
         Compared to the prior year, the company expects revenue growth for the second quarter of 2002 to be in the range of eight to ten percent and seven to eight percent for the full year. Diluted earnings per share are expected to be in the range of 58 to 60 cents for the second quarter 2002 and $2.37 to $2.40 for the full year.
           First quarter 2002 revenue included $541.2 million from sales, up 15 percent from $471.5 million in the first quarter of 2001; $370.2 million from rentals and financing, up one percent from $368.0 million in 2001; and $138.2 million from support services, up nine percent from $126.9 million. Net income for the period was $129.5 million, or 53 cents per diluted share compared to first quarter of 2001 net income of $103.9 million or 42 cents per diluted share. Excluding the impact of the prior year restructuring charge, net income was $131.6 million or 53 cents per diluted share in the first quarter of 2001.
         Management of Pitney Bowes will discuss the company's financial results in a conference call today scheduled for 5:00 p.m. EDT. Instructions for listening to the conference call over the WEB are available on the Investor Relations page of the company's web site at www.investorrelations.pitneybowes.com.
-------------------------------------
         Pitney Bowes is a $4 billion global provider of integrated mail, messaging and document management solutions headquartered in Stamford, Connecticut. For more information about the company, its products, services and solutions, visit www.pitneybowes.com.
                 -------------------

                                      (5)

         The statements contained in this news release that are not purely historical are forward-looking statements with the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements may be identified by their use of forward-looking terminology such as the words "expects," "anticipates," "intends" and other similar words. Such forward-looking statements include, but are not limited to, statements about possible restructuring charges and our future guidance, including our expected revenue in the second quarter and full year 2002, and our expected diluted earnings per share from continuing operations for the second quarter and for the full year 2002. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to: severe adverse changes in the economic environment, timely development and acceptance of new products or gaining product approval; successful entry into new markets; changes in interest rates; and changes in postal regulations, as more fully outlined in the company's 2001 Form 10-K Annual Report filed with the Securities and Exchange Commission. In addition, the forward-looking statements are subject to change based on the timing and specific terms of any announced acquisitions. The forward-looking statements contained in this news release are made as of the date hereof and we do not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

================================================================================
Note: Consolidated statements of income for the three months ended March 31, 2002 and 2001, and consolidated balance sheets at March 31, 2002, December 31, 2001, and March 31, 2001, are attached.

                                                  Pitney Bowes Inc.
                                           Consolidated Statements of Income

(Dollars in thousands, except per share data)
                                                                          (Unaudited)
                                                                    Three Months Ended March 31,
                                                             --------------------------------------
                                                                         2002                 2001
                                                             ------------------        ------------

Revenue from:
   Sales and management services                              $       541,199     $        471,472
   Rentals and financing                                              370,152              367,992
   Support services                                                   138,157              126,859
                                                             ------------------       -------------

          Total revenue                                             1,049,508              966,323
                                                             ------------------        ------------

Costs and expenses:
   Cost of sales and management services                              334,270              278,350
   Cost of rentals and financing                                       90,667               90,833
   Selling, service and administrative                                356,668              322,903
   Research and development                                            34,069               31,602
   Interest, net                                                       45,298               50,585
   Restructuring charge                                                     -               43,151
                                                             ------------------        ------------

          Total costs and expenses                                    860,972              817,424
                                                             ------------------        ------------

Income before income taxes                                            188,536              148,899

Provision for income taxes                                             59,019               44,962
                                                             ------------------        ------------

Net income                                                    $       129,517     $        103,937
                                                             ==================        ============

Basic earnings per share
   Net income                                                 $          0.54     $           0.42
      Restructuring charge                                                  -                 0.11
                                                             ------------------        ------------

   Net income excluding restructuring charge                  $          0.54     $           0.53
                                                             ==================        ============

Diluted earnings per share
   Net income                                                 $          0.53     $           0.42
      Restructuring charge                                                  -                 0.11
                                                             ------------------        ------------

   Net income excluding restructuring charge                  $          0.53     $           0.53
                                                             ==================        ============

Average common and potential common
   shares outstanding                                             244,288,147          249,760,556
                                                             ==================       =============




                                                                        Pitney Bowes Inc.
                                                                 Consolidated Balance Sheets

(Dollars in thousands, except per share data)
                                                                        (Unaudited)                                (Unaudited)
Assets                                                                     3/31/02              12/31/01             03/31/01
------                                                             ---------------        ---------------        -------------

Current assets:
    Cash and cash equivalents                                        $     264,323         $     231,588        $     194,386
    Short-term investments, at cost which
        approximates market                                                 10,545                 1,790                1,572
    Accounts receivable, less allowances:
        3/02 $32,199  12/01  $32,448  3/01 $25,860                         394,692               408,414              323,135
    Finance receivables, less allowances:
        3/02 $64,427  12/01  $61,451  3/01 $43,184                       1,598,463             1,601,189            1,539,414
    Inventories                                                            172,804               163,012              184,734
    Other current assets and prepayments                                   148,063               150,615              168,177
    Net assets of discontinued operations                                        -                     -              215,594
                                                                    ---------------       ----------------      ---------------

          Total current assets                                           2,588,890             2,556,608            2,627,012
                                                                    ---------------       ----------------      ---------------

Property, plant and equipment, net                                         537,850               534,595              492,749
Rental equipment and related inventories, net                              450,582               472,186              586,340
Property leased under capital leases, net                                    1,193                 1,489                2,098
Long-term finance receivables, less allowances:
        3/02 $66,913  12/01 $65,967  3/01 $53,681                        1,816,210             1,898,976            1,916,666
Investment in leveraged leases                                           1,368,729             1,337,282            1,169,389
Goodwill, net of amortization:
        3/02 $70,697  12/01 $70,697  3/01 $60,423                          668,908               635,873              219,859
Other assets                                                               818,002               881,462              647,814
Net assets of discontinued operations                                            -                     -              211,726
                                                                    ---------------        ---------------      ---------------

Total assets                                                         $   8,250,364          $  8,318,471         $  7,873,653
                                                                    ===============        ===============       ==============

Liabilities and stockholders' equity
------------------------------------
Current liabilities:
    Accounts payable and accrued liabilities                         $  1,367,091          $   1,425,809         $  1,004,469
    Income taxes payable                                                  290,024                250,895              264,379
    Notes payable and current portion of
        long-term obligations                                           1,452,711              1,072,057            1,229,189
    Advance billings                                                      321,264                334,281              339,297
                                                                    ---------------       ----------------      ---------------

          Total current liabilities                                     3,431,090              3,083,042            2,837,334
                                                                    ---------------       ----------------      ---------------

Deferred taxes on income                                                1,260,820              1,273,593            1,240,225
Long-term debt                                                          2,015,906              2,419,150            1,911,636
Other noncurrent liabilities                                              347,136                341,331              321,913
                                                                    ---------------       ----------------      ---------------

          Total liabilities                                             7,054,952              7,117,116            6,311,108
                                                                    ---------------       ----------------      ---------------

Preferred stockholders' equity in a
    subsidiary company                                                    310,000                310,000              310,000

Stockholders' equity:
    Cumulative preferred stock, $50 par value,
        4% convertible                                                         24                     24                   29
    Cumulative preference stock, no par value,
        $2.12 convertible                                                   1,552                  1,603                1,695
    Common stock, $1 par value                                            323,338                323,338              323,338
    Capital in excess of par value                                          2,013                  6,979                7,972
    Retained earnings                                                   3,716,613              3,658,481            3,798,924
    Accumulated other comprehensive income                               (154,304)              (155,380)            (135,815)
    Treasury stock, at cost                                            (3,003,824)            (2,943,690)          (2,743,598)
                                                                    ---------------        ---------------       --------------

          Total stockholders' equity                                      885,412                891,355            1,252,545
                                                                    ---------------        ---------------       --------------

Total liabilities and stockholders' equity                           $  8,250,364          $   8,318,471         $  7,873,653
                                                                    ===============        ===============       ==============



                                            Pitney Bowes Inc.
                                       Revenue and Operating Profit
                                          By Business Segment
                                             March 31, 2002
                                               (Unaudited)

(Dollars in thousands)
                                                                                                          %
                                                                       2002             2001 (2)       Change
                                                                --------------       -------------   -----------
First Quarter
-------------
     Revenue
     -------
     Global Mailing                                             $     712,091       $   688,224          3%
     Enterprise Solutions                                             291,390           230,590         26%

                                                                ---------------     --------------   -----------
        Total Messaging Solutions                                   1,003,481           918,814          9%
                                                                ---------------     --------------   -----------

     Capital Services                                                  46,027            47,509         (3%)
                                                                ---------------     --------------   -----------

     Total Revenue                                              $   1,049,508       $   966,323          9%
                                                                ===============     ==============   ==========

     Operating Profit (1)
     -------------------
     Global Mailing                                             $     201,581       $   204,329         (1%)
     Enterprise Solutions                                              17,581            18,819         (7%)

                                                                ---------------     --------------   ----------
        Total Messaging Solutions                                     219,162           223,148         (2%)
                                                                ---------------     --------------   ----------

     Capital Services                                                  19,707            17,547          12%
                                                                ---------------     --------------   ----------

     Total Operating Profit                                     $     238,869       $   240,695         (1%)
                                                                ===============     ==============   ==========



(1) Operating profit excludes general corporate expenses, income taxes and net interest other than that related to finance operations.

(2) Prior year amounts have been reclassified to conform with the current year presentation.